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                                                 EXHIBIT 7

                      DEFERRED COMPENSATION AGREEMENT

This Deferred Compensation Agreement ("Agreement") is made this 4th day of February, 1994, by and between WLR FOODS, INC., a Virginia corporation ("WLR") and HERMAN D. MASON ("Mason").

                     R E C I T A L S:

1. Mason has been employed by WLR in various capacities since 1959 and during this period has rendered many valuable services to WLR.

2. Contemporaneous with the execution of this Agreement, Mason has submitted his resignation as an employee of WLR.

3. In recognition of past services, WLR desires to provide Mason with deferred compensation as provided herein.

NOW, THEREFORE, in consideration of services performed in the past and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed as followed:

1. WLR agrees that effective upon Mason's retirement from service with WLR, WLR shall maintain in full force and effect for the continued benefit of Mason and his spouse for their lifetime all employee welfare benefits plans in which Mason was entitled to participate immediately prior to his retirement, provided that such continued participation is possible under the general terms and provisions of such plan (and any applicable funding media) and that Mason continues to pay an amount equal to his regular contribution under such plan(s) for such participation. If such continuing participation is no longer possible under the general terms and provisions of such plan(s), WLR, at its sole cost and expense, shall arrange to have issued for the benefit of Mason and his spouse, individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those which Mason would have otherwise been entitled to receive under such plan(s) or, if such insurance is not available at a reasonable cost to WLR, WLR shall otherwise provide Mason and his spouse with equivalent benefits (on an after-tax basis). Mason shall not be required to pay any premiums or other charges in an amount greater than which he would have paid in order to participate in such plan(s) as an active employee.

2. To the extent that any provision of any other agreement between WLR and Mason shall limit, qualify or be inconsistent with any provisions herein, then for purposes of this Agreement, while the same shall remain in force, the inconsistent provisions of such other agreement shall be deemed to have been superseded and be of no force or effect.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf as thereunto duly authorized

WITNESS the following signature and seal.

                                        WLR FOODS,  INC.

                                        By:______/s/James L. Keeler_____
                                                 President

                                        ______/s/ Herman D. Mason____
                                               HERMAN  D. MASON